Exhibit 23.1

[Letterhead of Beckman Kirkland and Whitney]

Consent of Independent Certified Public Accountants

     We have issued our report dated January 3, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Certron Corporation and subsidiary on Form 10-K/A for the years ended October 31, 2002 and 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Certron Corporation and subsidiary on Form S-8 (File No. 33-27930 and File No. 33-59287).

BECKMAN KIRKLAND & WHITNEY

Agoura Hills, California
February 20, 2004